EXHIBIT 10.4


UnionCity#039703 .doc
STATE OF GEORGIA
                                 LEASE AGREEMENT
COUNTY OF FULTON

     THIS LEASE is made and entered into this 14th day of May, 2003, by and between THE MOODY GROUP, a Georgia limited liability company (hereinafter called "Landlord"), and FAMILY DOLLAR STORES OF GEORGIA, INC., a Georgia

corporation (hereinafter called "Tenant")

                                   WITNESSETH:
                                   -----------

     In consideration of the covenants hereinafter contained, to all of which

Landlord and Tenant agree, Landlord hereby demises and lets to Tenant, and

Tenant hereby rents and hires from Landlord, pursuant to this lease, that certain premises situated on the east side of Roosevelt Highway (U. S. Highway

29) approximately 100 yards north of its intersection with Highpoint Road, in the City of Union City, County of Fulton, State of Georgia, and being that property fronting 170.59 feet on Roosevelt Highway (U. S. Highway 29) and extending approximately 233.03 feet in an easterly direction to the rear as shown outlined in red on Exhibit B - Site Plan attached hereto and made a part hereof.

Together with a building containing 8,000 (100' x 801) interior square feet,

which shall be constructed by Landlord, as hereinafter provided, on the above-described premises along with the paved, marked, lighted parking, service and access areas shown on Exhibit B - Site Plan (said premises and the building and other improvements thereon, upon completion of construction, are hereinafter called the "demised premises").


     TO HAVE AND TO HOLD the demised premises together with all and singular the appurtenances, rights, privileges and easements thereunto belonging or in anywise appertaining, unto Tenant, its successors and assigns, for an initial term commencing as set forth in Paragraph 5 and ending on the 30th day of June,

2013.



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     1. RENT Tenant hereby covenants and agrees to pay Landlord
        ----
fixed rent at the rate of FOUR THOUSAND EIGHT HUNDRED THIRTY-THREE

AND 34/100 DOLLARS per month ($58,000.08/annum) payable on or before the tenth day of each month beginning on the commencement date as set forth in paragraph

5.

     In addition to the fixed rent, Tenant shall pay Landlord a percentage rent equal to three percent (3%) of the gross sales in excess of $1,933,333 made by

Tenant on the demised premises during each lease year period. Tenant shall account for and pay any percentage rent due annually within ninety (90) days after the end of each lease year. The term "lease year" shall mean the calendar year and shall always end on December 31. "Gross sales" shall mean all sales made from the demised premises excluding sales tax, excise tax, refunds, void sales and sales from vending machines. The breakpoint will be adjusted mid lease year for any year in which this lease is extended pursuant to Paragraph 6 of this lease.

     2. COVENANT OF TITLE, AUTHORITY AND QUIET POSSESSION.
        --------------------------------------------------

Landlord covenants and warrants that Landlord has full right and lawful authority to enter into this lease-for the full initial term and all extensions;

that as of the date Landlord delivers the demised premises to Tenant, Landlord will be lawfully seized of the demised premises, and will have good title thereto; that the demised premises are free and clear of all encumbrances;

however, Landlord may place mortgages or deeds of trust on the demised premises so long as Tenant is provided a nondisturbance agreement that is consistent with

Paragraph 21 of this lease; that the demised premises when constructed will comply with all health, safety and environmental laws, ordinances and regulations and building codes; that to Landlord's best knowledge and belief there are no laws, ordinances, government requirements or regulations, or zoning or other matters which will restrict, limit or prevent Tenant's use of the demised premises for retail sales including the sale of merchandise typically sold by variety stores, discount stores, dollar stores or variety discount stores; and that there

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are no title restrictions which will restrict, limit or prevent Tenant's use of the demised premises for retail sales including the sale of merchandise typically sold by variety stores, discount stores, dollar stores or variety discount stores.

     This lease is contingent upon Landlord purchasing the demised premises. If

Landlord does not close the purchase of and take title to the demised premises by July 1, 2003, then either Tenant or Landlord may terminate this lease by giving written notice to the other. If this lease is terminated, both Landlord and Tenant shall be released from all obligations hereunder. Landlord shall promptly notify-Tenant in writing when the closing occurs.

     3. USE OF PREMISES Landlord warrants, to the best of Landlord's knowledge,
        ---------------
that the demised premises may be used, but not limited to such use, by Tenant,

for the conduct of a variety store, discount store, dollar store or variety discount store. Tenant shall not be obligated to continuously occupy or operate a business on the demised premises. Whether or not Tenant is occupying the demised premises or conducting business therein, Tenant shall be responsible for paying the rent and other sums due Landlord under this lease and for performing

Tenant's other obligations subject to and in accordance with the provisions of this lease.

     3A. ASSIGNMENT/SUBLETTING Tenant shall have the right to assign this lease
         ---------------------
or sublet the demised premises only with the Landlord's prior written consent,

which consent will not be unreasonably withheld or delayed. Within thirty days after Tenant notifies Landlord of the prospective assignee's or subtenant's name and proposed use of the demised premises, Landlord shall either approve or reject such assignee or subtenant by written notice to Tenant. If Landlord does not respond to Tenant's notice within said thirty day period, Landlord shall be deemed to have consented to such assignee or subtenant. If Landlord unreasonably withholds its consent in connection with any requested assignment or subletting, Landlord will have committed a material breach of this lease and

Tenant will be entitled to terminate this lease and be

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released of its obligations hereunder. Notwithstanding the foregoing, Tenant shall not need Landlord's consent if Tenant assigns this lease or sublets the demised premises to any corporation or other entity into or with which Tenant may be merged. or consolidated or to any corporation or other entity which shall be an affiliate, subsidiary, parent or successor of either Tenant or a corporation or other entity into or with which Tenant may be merged or consolidated, or to any person or entity acquiring five or more of Tenant's stores.

     4. CONSTRUCTION OF PREMISES Landlord shall at Landlord's expense construct
        ------------------------
for Tenant a retail store building containing 8,000 (100' x 80') square feet

(measured by exterior walls) of ground floor space, along with the paved,

marked, lighted parking, service and access areas as shown on Exhibit B - Site

Plan. Landlord shall erect and complete said building in accordance with

Tenant's standard criteria plans consisting of thirteen sheets. Said plans and specifications are labeled Exhibit A, and constitute a part of this lease.

Landlord shall prepare and submit three sets of construction drawings incorporating the requirements of Exhibit A to Tenant's construction department for review at least 45 days prior to commencing construction. Said drawings shall include an engineered site plan showing the location and dimensions of the demised premises and all driveways and parking spaces. All improvements to the demised premises shall be made in accordance with said drawings as modified and approved in writing by Tenant. Tenant's review of the construction drawings shall be limited to insuring that they conform to Tenant's required design and appearance. Landlord shall have full responsibility for all other aspects of the construction drawings including but not limited to insuring that they comply with all applicable codes. In particular, Landlord shall ensure that the demised premises and all parking, service and access areas will be designed and constructed in accordance and in all material respects with the Standards for

Accessible Design for new construction included in Appendix A to the Title III implementing regulations of the American with

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Disabilities Act of 1990. Upon completion of construction, Landlord (either on its own or through its architect, engineer or contractor) shall certify that the demised premises and the parking, service and access areas meet said standards by signing Exhibit C - ADA Certification.

     There shall be no deviations from or changes to said construction drawings as approved by Tenant without the prior written approval of Tenant. During the progress of construction, Tenant's representatives may from time to time inspect the work and materials to determine whether they are in accordance with the approved construction drawings. The failure of Tenant's representatives to object to any part of Landlord's construction shall not be deemed to be an acquiescence in or acceptance of any failure by Landlord to comply with the approved construction drawings.

     Landlord agrees that the construction of Tenant's building along with the paved, marked, lighted parking, service and access areas shall be completed not later than October 31, 2003. If construction is not completed by November 21,

2003, and the delay is not due to force majeure (as set forth in Paragraph 4A below) or any delay by Tenant, then Tenant shall have the right, at its option,

to (1) grant Landlord additional time to complete such construction or (ii)

cancel this lease by written notice to Landlord, but until (a) this lease is canceled or (b) Landlord completes construction, provides Tenant with written notice of completion and delivers the demised premises to Tenant, Landlord shall pay to Tenant $150 per day as liquidated damages. Landlord and Tenant agree to said liquidated damages because Landlord's failure to timely complete the construction will cause Tenant to suffer economic losses, but such losses will be difficult to ascertain.

     4A. FORCE MAJEURE If either Landlord or Tenant shall be delayed or hindered
         -------------
in or prevented from the performance of any act required hereunder by reason of strikes, lock-outs, failure of power, restrictive governmental laws or regulations, riots,

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insurrection,, war or other reason beyond the control of the party delayed, then provided that such reason also prohibits the other party (the "undelayed party")

from performing such work, the performance of such act shall be excused for the period of the delay and any time limit imposed by this lease for the performance of any such act shall be extended for a period equivalent to the delay.

Notwithstanding the foregoing, (a) if the undelayed party desires to perform the act required of the delayed party and is able to do so, the undelayed party shall have the right to perform such act and recover the reasonable costs thereof from the delayed party, and (b) in no event shall the time period for

Landlord's delivery of the demised premises to Tenant pursuant to Paragraphs 4,

5 and 10 be extended pursuant to this paragraph by more than sixty days.


     5. DELIVERY OF PREMISES AND COMMENCEMENT OF TERM Landlord shall deliver the
        ---------------------------------------------
demised premises to Tenant upon substantial completion (as defined in this

Paragraph 5 below) of all construction, provided that Tenant shall not be required to accept delivery of the demised premises during the period November

10 through January 10 of any years, or prior to the date Landlord has provided the certification attached as Exhibit C - ADA Certification. Landlord agrees to notify Tenant, in writing, of the date the demised premises will be delivered to

Tenant at least forty-five days prior to such date.

     The demised premises shall be deemed substantially completed on the date on which both of the following conditions have been met: (1) a permanent certificate of occupancy has been obtained; and (2) the improvements required to be performed by Landlord have been substantially completed in accordance with the approved construction drawings subject only to minor punch list items which will not interfere with Tenant's fixturing of the demised premises and/or opening of business to the public. Landlord shall diligently proceed to correct and complete such punch list items.

     The term will begin upon the date Landlord delivers the demised premises in the condition required by Paragraph 4 above,

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and rent will begin to accrue upon the earlier of (1) thirty days after the date

Landlord delivers the demised premises to Tenant in the condition required by

Paragraph 4 above along with all construction, including paving, marking and lighting of the parking, service and access areas, fully completed in accordance with the approved construction drawings, or (ii) the date Tenant opens for business in the demised premises.

     6. TERM EXTENSIONS Provided that at the time any notice is due under this paragraph Tenant is not in default in the payment of fixed rent or percentage rent due Landlord under this lease, with no default being deemed to have occurred unless Tenant has failed to cure the default after receipt of notice and before expiration of the notice and cure period set forth in Paragraph 17 of this lease, the term of this lease shall be automatically extended one period at a time for four successive periods of five years each unless Tenant shall give written notice to Landlord canceling the next extended term at least sixty days before such extended term is scheduled to begin. If Tenant gives such notice,

this lease will expire the day before such extended term is scheduled to begin.

All of the terms, covenants and conditions of this lease shall apply to each such extended term except the amount of rent set forth below shall be substituted for the amount of rent set forth in Paragraph 1:

--------------------------------------------------------------------------------
EXTENDED      FIXED RENT                               PERCENTAGE RENT
  TERM
--------------------------------------------------------------------------------
   1st        $5,316.67/month($63,800.04/annum)        3% over $2,126,667/annum
--------------------------------------------------------------------------------
   2nd        $5,848.34/month($70,180.08/annum)        3% over $2,339,333/annum
--------------------------------------------------------------------------------
   3rd        $6,433.17/month($77,198.04/annum)        3% over $2,573,267/annum
--------------------------------------------------------------------------------
   4th        $7,076.42/month($84,917.04/annum)        3% over $2,830,593/annum
--------------------------------------------------------------------------------

     For all purposes under this lease, the phrases "the term of this lease" and

"lease term" shall mean the initial term and any extension which comes into effect pursuant to this Paragraph.

     7. ALTERATIONS BY TENANT. Tenant shall have the right at all times after
        ----------------------
the date of this lease to make, at its own expense, such changes, improvements,

alterations and additions to the

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demised premises as Tenant may desire except that Tenant will not make any structural alterations or improvements or any alterations or improvements to the front exterior of the demised premises, other than relocating windows and doors,

without Landlord's prior written consent, which consent will not be unreasonably withheld or delayed. Any alterations and improvements made by Tenant will be done in a good and workmanlike manner and in accordance with applicable code requirements.

     7A. MECHANICS LIENS Tenant agrees to pay promptly when due all charges for
         ---------------
labor and materials in connection with any work done by Tenant or anyone claiming under Tenant upon the demised premises so that the demised premises shall at all times be free of liens resulting from such labor and materials. If any mechanic's or other lien is filed against the demised premises arising out of any labor or material furnished to Tenant pursuant to a contract with Tenant or anyone claiming under Tenant, Tenant shall cause it to be canceled and discharged of record by payment or bond within ninety (90) days after Tenant receives written notice from Landlord of the existence of such lien.

     8. FIXTURES Tenant shall have the right to install on the demised premises
        --------
such fixtures and equipment as Tenant desires for the operation of its business.

Tenant shall, on termination of this lease, and may at any time during the lease term, remove from the demised premises all shelving, fixtures and equipment which Tenant installed at its own expense or otherwise acquired. Tenant shall have the right to place trash dumpsters and recycling dumpsters in the rear service area adjacent to the demised premises, and telephones, vending machines and kiddie rides in front of the demised premises and to install communications equipment on the premises, and telephones, vending machines-and kiddie rides in front of the demised premises and to install communications equipment on the exterior of the demised premises or in the rear service area.

     9. UTILITIES Landlord shall ensure that electricity, water, sanitary sewer
        ---------
service, gas (if available) and telephone service are properly connected to the demised premises in adequate supply and separately metered. Tenant shall pay directly to the utility provider all charges for all utilities used by Tenant in the demised premises. Except to the extent specifically stated in this lease,

Tenant shall have no obligation to pay to Landlord any charges or fees billed to

Landlord by any utility provider.

     10. DAMAGE AND DESTRUCTION Should the building or the parking, service or
         ----------------------
access areas on the demised premises be damaged or destroyed by fire or other casualty, Landlord shall, as soon as practicable and at Landlord's expense,

remove all debris and repair, restore or rebuild so that thereafter the demised premises will be substantially the same as prior to such damage or destruction.

Landlord's obligation shall include performing all work necessary to cause the demised premises to comply with then currently applicable building and fire codes. In such event, rents and other charges shall cease and abate on the date of the damage or destruction in proportion to the area of the building on the demised premises rendered unusable and any rent paid in advance by Tenant will be refunded to Tenant. Such rents and other charges will begin to re-accrue upon the expiration of thirty days following the date the building and parking,

service and access areas on the demised premises-have been repaired, restored or rebuilt and possession tendered to Tenant. If Landlord does not repair, restore or rebuild the demised premises within 180 days, then Tenant may, at its option,

terminate and cancel this lease.

     Notwithstanding the foregoing, if the demised premises should be so extensively damaged as to require rebuilding and such damage occurs during the last year of the initial term of this lease or the last year of any extension thereof, then prior to Landlord's
commencement of rebuilding Landlord may request in writing that Tenant agree to extend the then current term so that there will be five calendar years remaining from the date Tenant reopens for business in the demised premises. If Tenant refuses to agree to so extend the then current term, then Landlord shall not be obligated to rebuild the demised premises, and if Landlord elects not to rebuild, then either Landlord or Tenant may terminate this lease by giving written notice to the other party.

     11. INSURANCE (a) Landlord agrees to keep the demised premises insured to
         ---------
their full replacement cost against loss or damage by perils covered by fire and extended coverage and vandalism and malicious mischief insurance.

     (b) Tenant shall maintain a commercial general liability insurance policy with a minimum single limit of $1,000,000 for bodily injury, death and property damage insuring Tenant with respect to occurrences on the demised premises.

Landlord shall be named as an additional insured under the policy but only for claims against Landlord arising out of the acts or omissions of Tenant or arising out of the manner of Tenant's use of the demised premises.

     (c) The insurance required to be carried by subparagraphs (a) and (b) above will be issued by financially responsible insurers duly authorized to do business in the state where the demised premises are located. Certificates of such coverages from the insurers providing that the insurer will endeavor to give thirty days' written notice to Landlord or Tenant, as the case may be,

prior to cancellation of any such insurance shall be furnished to Landlord or

Tenant upon written request of either.

     (d) Beginning on the rent commencement date, Tenant shall reimburse

Landlord for the insurance premium for the insurance Landlord is required to carry by subparagraph (a) of this Paragraph 11. All premiums shall be reasonable and at competitive rates.

Notwithstanding the foregoing, for the first year after Tenant opens for business, Tenant's reimbursement to Landlord pursuant to this Paragraph 11 will not exceed $1,200.00. Notwithstanding the foregoing, in no event shall the amount of Tenant's payment for such premiums in any particular lease year exceed the Maximum Tenant Insurance Amount for said lease year. The "Maximum Tenant

Insurance amount" for the initial lease year shall mean $1,200.00. The Maximum

Tenant Insurance Amount shall be increased by five percent (5%) for each lease year after the initial lease year. The amount of premiums to be reimbursed by

Tenant and the limit on such premiums shall be reduced on a per diem basis for partial lease years.

     Commencing with the first full fixed minimum rent payment, Tenant will make payments on account to Landlord along with the fixed minimum rent. The monthly amount to be paid by Tenant in 2003 shall be $100.00. Beginning with the 2004 lease year, Landlord shall furnish to Tenant a detailed statement annually within ninety days after the end of each lease year or partial lease year setting forth the actual amount of the insurance premium set forth above along with a copy of the paid invoice for the premium included on the statement. Upon request, Landlord shall furnish any other information Tenant may reasonably require. If the amount paid by Tenant monthly on account is less than the actual insurance premium,, Tenant shall pay the difference within thirty days after receiving Landlord's statement. If the amount paid by Tenant monthly on account is greater than the actual insurance premium, then such overpayment will be refunded along with the statement. The monthly amount to be paid by Tenant will be adjusted annually to one-twelfth of the actual insurance premium for the previous lease year If Landlord fails to send the annual statement of Landlord's actual premiums within the ninety day

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period, then, Tenant shall have the right to cease making the monthly insurance payments to Landlord. Landlord's failure to send the annual statement within the ninety day period shall give Tenant the right to defer payment until the statement is received, but shall not release Tenant from the obligation to pay insurance premiums including any deferred payments after Tenant receives the required documentation from Landlord.

     12. MAINTENANCE AND REPAIRS Landlord shall remedy any defect in
         -----------------------
workmanship, materials or equipment furnished by Landlord pursuant to Paragraph

4 of this lease provided Tenant notifies Landlord of the defect within twelve months after the term commencement date. Except to the extent specifically stated in this lease and unless such items are under warranty, or are required to be in warranty under the provisions of this lease, Landlord shall have no obligation to repair latent defects in the demised premises that are discovered more than twelve (12) months after the term commencement date.

Landlord shall maintain and repair and replace when necessary all exterior portions of the demised premises, including the roof, exterior walls, canopy,

gutters and downspouts, and also all structural portions of the building whether interior or exterior. Landlord shall also be responsible for making any repairs made necessary by the settling of the building constituting a part of the demised premises, any repairs to the interior of the building made necessary by

Landlord's failure to maintain the exterior of the building, any repairs to exterior (including under slab) plumbing and electrical lines and certain repairs and replacements to the sprinkler system, if any and the heating and air conditioning systems as set forth below. Landlord shall keep the parking,

service and access areas (and other exterior areas, if any) maintained, and in a good state of repair and properly lighted excluding the removal of snow, ice,

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trash, weeds and debris, and Landlord will maintain the retention pond located in front of the demised premises excluding the mowing and weed eating of the area around such pond which shall be Tenant's responsibility.

     Tenant shall be responsible for removing snow, ice, trash and debris from the demised premises and shall arrange for the removal of all Tenant's refuse and rubbish in the rear service area of the demised premises at Tenant's sole cost and expense and Tenant shall maintain existing landscaping. Tenant shall maintain and keep in good repair all interior, non-structural portions of the demised premises except for repairs Landlord is required to make, and Tenant shall keep the interior plumbing and interior electrical systems in good repair.

Tenant shall keep the heating and air conditioning systems in repair until the aggregate cost of repairs and replacements to such systems equals $1,000 in any lease year. Landlord shall promptly reimburse Tenant for any costs incurred by

Tenant in excess of $1,000 for any maintenance, repairs or replacements to such systems and Landlord shall have full responsibility for making, at Landlord's expense, any and all repairs and replacements to such systems for the remainder of such lease year. For the purpose of determining the responsible party, any repair or replacement expense shall be attributed to the lease year in which the repair or replacement is made.

     l2A. HEATING AND AIR CONDITIONING SYSTEMS Landlord shall furnish new
          ------------------------------------
heating and air conditioning systems serving only the demised premises manufactured by a national firm such as Lennox, Carrier or equivalent. The air conditioning system shall have a minimum capacity of 20 tons and shall be sufficient to maintain an even inside temperature of 72 degrees and a relative humidity of not more than fifty percent (50%) and the heating system shall be sufficient to maintain a minimum inside temperature of 72 degrees.

Notwithstanding Tenant's repair obligations set forth in Paragraph 12 above,

Landlord shall be responsible for making any necessary repairs to the heating and air conditioning systems for one year after the term commencement date.

          13. TAXES Landlord shall pay when due all taxes, assessments and other
              -----
charges which may be levied, assessed or charged against the demised premises,

and will make all payments required to be made under the terms of any mortgage or deed of trust which is now or hereafter becomes a lien on the demised premises.

     Tenant shall pay when due all operating license fees for the conduct of its business, and ad valorem taxes levied upon its trade fixtures, inventory and other personal property. Beginning on the rent commencement date, Tenant shall reimburse Landlord for the real estate taxes on the demised premises. Any real estate taxes which are the responsibility of Tenant in the years in which this lease shall begin and end shall be apportioned between Landlord and Tenant on a per diem basis. Notwithstanding the foregoing, for the first year after Tenant opens for business, Tenant's reimbursement to Landlord pursuant to this

Paragraph 13 will not exceed $4,000.08. The amount of such taxes to be reimbursed by Tenant shall be reduced on a per diem basis for partial lease years.

     Landlord agrees to notify Tenant in writing within forty-five days after receiving notification of any planned increase in the assessed value of the demised premises. Tenant shall have the right to contest, at Tenant's sole cost and expense, by appropriate proceedings, in Landlord's or Tenant's name, the validity or amount of any such increase. Landlord agrees to cooperate with

Tenant in contesting any such increase. If Landlord fails to give written notice of the increase to Tenant within such forty-five day period, then Tenant shall not be responsible for reimbursing Landlord for any resulting tax increase for the year in which such increase shall take effect. Landlord shall promptly apply for and diligently pursue any exemption from or abatement of real estate taxes or any increase in such taxes available for newly constructed projects through any state or local programs. Tenant shall receive its share of the benefit of any such exemption or abatement granted to Landlord.

     Commencing with the first full fixed minimum rent payment, Tenant will make payments on account to Landlord along with the fixed minimum rent. The monthly amount to be paid by Tenant in 2003 shall be $333.34. Beginning with the 2004 lease year, Landlord shall furnish to Tenant a detailed statement annually within ninety days after the end of each lease year or partial lease year setting forth the actual amount of the real estate taxes set forth above along with copies of the paid invoice for taxes included on the statement. Upon request, Landlord shall furnish any other information Tenant may reasonably require. If the amount paid by Tenant monthly on account is less than the actual real estate taxes, Tenant shall pay the difference within thirty days after receiving Landlord's statement. If the amount paid by Tenant monthly on account is greater than the actual real estate taxes, then such overpayment will be refunded along with- the statement. The monthly amount to be paid by Tenant will be adjusted annually to one-twelfth of the taxes for the previous lease year. If

Landlord fails to send the annual statement of Landlord's actual real estate taxes within the ninety day period, then Tenant shall have the right to cease making the monthly real estate payments to Landlord. Landlord's failure to send the annual statement shall give Tenant the right to defer payment until the statement is received, but shall not release Tenant from the obligation to pay

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real estate taxes including any deferred payments after Tenant receives the required documentation from Landlord.

     14. UNPERFORMED COVENANTS If Landlord fails to perform any affirmative
         ---------------------
covenant to be performed by Landlord pursuant to this lease, or if Landlord fails to make any payment which Landlord has agreed to make, and Landlord does not cure such failure within thirty days after Tenant gives written notice of such failure to Landlord, or in the event of an emergency (any roof leak or any failure of the heating system or air conditioning system or any damage to the demised premises which compromises the security of the demised premises shall constitute an emergency) , if Landlord does not cure such failure within twenty-four hours after such notice from Tenant as is reasonable under the circumstances, including notice by e-mail, fax or telephone, then Tenant may, at its option, perform such affirmative covenant or make any such payment in

Tenant's reasonable discretion as to the necessity therefor, and the full amount of the cost and expense incurred or the payment so made shall immediately be owing by Landlord to Tenant. Tenant shall have the right to deduct the amount thereof, together with interest from the date of payment at-the prime rate charged by Bank of America, its successors or assigns, without being in default,

out of rents then due or thereafter coming due hereunder. The rights granted in this Paragraph shall not release Landlord from any obligation to perform any of the covenants to be performed by Landlord under this lease and shall be in addition to any other rights Tenant may have by reason of any default by

Landlord. Landlord shall have the right to dispute any deduction made by Tenant,

and may bring suit to recover all sums withheld. Landlord shall be entitled to interest on all sums wrongfully withheld by Tenant at the interest rate set forth in this Paragraph, but Tenant shall not be in default for failure to pay any sums withheld unless Tenant fails to pay the amount of any final judgment in

Landlord's favor within thirty days after the judgment is entered.

     15. SIGNS Tenant shall have the right to erect, at its sole cost and
         -----
expense, its standard building sign and freestanding road sign (or signs as similar to Tenant's standard signs as are allowed by local ordinances,

including variances therefrom obtained by Tenant) . Tenant will not erect any additional permanent exterior signs without Landlord's consent which consent will not be unreasonably withheld, but Tenant shall have the right to replace its standard signs with signs that are no larger than Tenant's standard signs.

Tenant may also erect other signs and decals (such as signs designating its hours of operation) on the exterior of the demised premises. Tenant shall obtain all governmental permits required in order to erect its signs. Tenant shall repair any damage resulting from the installation or removal of its signs.

Tenant's road sign may be located anywhere on the demised premises subject to city approval. Landlord shall cooperate with Tenant to obtain any governmental permits and approvals needed to erect Tenant's signs.

     16. CONDEMNATION If the demised premises, or any part thereof, shall be
         ------------
taken in any proceeding by public authorities by condemnation or otherwise, or be acquired for public or quasi-public purposes, Tenant shall have the right to terminate this lease, in which case any unearned rent shall be refunded to

Tenant. If only a portion of the demised premises shall be taken by condemnation or other proceeding, and if Tenant' has the right to terminate this lease, but

Tenant elects not to terminate this lease, then the rent shall be reduced in the same proportion that the demised premises are reduced. Additionally, if Tenant elects not to terminate this lease, Landlord shall restore the demised premises to as close to their condition as existed prior to the taking as is feasible. Tenant shall have the right to participate in any proceeding pertaining to condemnation of the demised premises whether or not Tenant elects to terminate this lease, and Landlord and Tenant shall each be entitled to their separate claims based on their respective interests even if a single award for all damages is given by the condemning authority, except Tenants claim shall not diminish the amount determined to be the total value of Landlord's fee interest in the demised premises.

     17. TENANT'S DEFAULT The following shall constitute events of default:
         ----------------
     (a) Tenant shall fail to pay any installment of fixed rent when due and such failure shall continue for ten (10) days after Tenant receives written notice of default from Landlord, or Tenant shall fail to pay any other sums due

Landlord under this lease when due and such failure shall continue for thirty

(30) days after Tenant receives written notice of default from Landlord; or

     (b) Tenant shall fail to perform or observe any other material agreement or condition on its part to be performed or observed, and Tenant shall fail to commence to cure such default within thirty (30) days after receipt of notice of said default from Landlord or having commenced to cure such default, Tenant shall fail to diligently pursue the curing of the default thereafter. If Tenant fails to perform or observe such non-monetary material agreement or condition

(hereinafter called "agreement or condition") on its part to be performed or observed, and (i) if--Tenant has not performed such agreement or condition within thirty (30) days after written notice of nonperformance shall have been received by Tenant, or (ii) if such agreement or condition cannot be performed within such thirty (30) day period and Tenant has not taken such steps within such period as would, if diligently pursued by Tenant, result in the performance of such agreement or condition within a reasonable time after such period, then Landlord may, at its option, after notice to Tenant, perform such agreement or condition and the reasonable cost and expenses entailed shall be promptly reimbursed by Tenant to Landlord.

     Upon the occurrence of an event of default, Landlord may declare the term ended and enter into the demised premises by due process of law, and expel

Tenant and repossess and enjoy the demised premises as though this lease had by its terms expired. Should the lease term at any time be ended by Landlord under the terms and conditions of this Paragraph, Tenant shall peaceably surrender the demised premises to Landlord. Provided that Landlord uses reasonable efforts to relet the demised premises for the highest obtainable rent taking into consideration the condition of the demised premises and general market conditions, no termination of this lease shall relieve Tenant from the obligation to pay monthly rent and other charges due under this lease for the remainder of the then current term as though this lease had not been terminated for as long as the demised premises are vacant and for any deficiency between the monthly rent and other monthly charges due under this lease for the remainder of the then current term and the monthly rent and other monthly charges due under any new lease if the demised premises are relet. with any such rent or deficiency in rent and other charges to be paid as such obligations become due hereunder in monthly or other periodic installments. In addition,

Tenant shall be liable for the reasonable costs of reletting the demised premises, but such costs shall not include any attorneys' fees to negotiate a lease with a new tenant or any costs to alter or improve the demised premises for a new tenant. Mention in this lease of any particular remedy shall not preclude Landlord from any other remedy at law or in equity and Landlord shall have all remedies and rights available to it at law or equity in addition to all remedies set forth herein except Landlord shall not have the right to lock Tenant out of the demised premises without a court order and Landlord shall not accelerate any monetary obligations of Tenant.

     18. SURRENDER OF POSSESSION Upon the termination of this lease, Tenant
         -----------------------
shall surrender the demised premises in good repair, ordinary wear and tear,

damage by fire or other casualty and Landlord's maintenance and repair obligations excepted.

     19. EXCLUSIVE USE Landlord agrees that Landlord and any entity controlled
         -------------
by Landlord or any partner or principal of Landlord shall not lease (or permit the leasing or subleasing of) or sell any space in any adjacent or other property owned by or controlled by Landlord or any entity controlled by Landlord or any partner or principal of Landlord within two (2) miles of the demised premises to any variety store, liquidation or close-out store, variety discount store, discount department store, dollar store, thrift store, any store selling used clothing, or any store similar to Tenant in operation or merchandising.

This Paragraph is not intended to prohibit Landlord from leasing or selling space to a drugstore, movie rental store, toy store, hobby store, sporting goods store, card and gift store, hardware store,' home improvement store, auto supply store, electronics store, office supply store or any other store selling a single category of merchandise even though the category may be a broad one such as toys or hardware. This Paragraph is not intended to prohibit Landlord from acting in the capacity of a real estate broker or real estate agent.

     If there is a breach of this Paragraph by Landlord, Tenant's rights and remedies shall include, but not be limited to, the right at any time thereafter to elect to terminate this lease, and upon such election, this lease shall be terminated and Tenant shall be
released and discharged from all liability hereunder. So long as such breach exists and Tenant has not terminated this lease, Tenant's only obligation with respect to rent shall be the payment of the lesser of (i) the fixed rent set forth in Paragraph 1 above, with no percentage rent, or (ii) percentage rent of two percent (2%) of Tenant's gross sales (as defined in Paragraph 1 above), with no fixed rent, such percentage rent to be payable within ninety days after the end of each lease year. Such rights and remedies shall not be exclusive of

Tenant's rights to damages or any other rights or remedies.

     The restrictions imposed by this Paragraph 19 shall be waived and released by Tenant in the event that (i) Tenant completely changes its use to one other than a variety store, variety discount store or discount store, or (ii) if

Tenant shall cease to use the demised premises for a period of time in excess of six (6) months for reasons other than strikes, lockouts, labor troubles, failure of power or other utilities, fire or other casualty, restrictive governmental laws or regulations, riots insurrection, war or other reasons not the fault of

Tenant or for any cause beyond Tenant's reasonable control or for remodeling or renovations. If Tenant reopens after said six (6) month period, the restrictions granted pursuant to this Paragraph 19 shall be reinstated with full force and effect; provided, however, so long as Landlord notifies Tenant in writing that

Landlord will enter into or has entered into a lease with another tenant who violates the restrictions of this Paragraph 19 during the time Tenant has waived the restrictions of this Paragraph 19, Landlord will not be in violation of this

Paragraph 19 with respect to any lease agreements executed by Landlord while the use restrictions were waived by Tenant.

     20. MUTUAL WAIVER Landlord and Tenant hereby release all claims and waive
         -------------
all rights of recovery against the other and their directors, officers, agents, employees, successors, sublessees or assigns, for any loss or damage to each party's respective property caused by or resulting from fire or other casualty of whatsoever origin even if caused by negligence,

to the extent that the same is covered by insurance or, paid by proceeds or is required by the terms of this lease to be covered by insurance; provided,

however, nothing contained in this Paragraph shall affect Landlord's obligation to repair or rebuild the demised premises as otherwise stated in this lease. All policies insuring the property of Landlord or Tenant shall contain or be endorsed to contain a provision whereby the insurer thereunder waives all rights of subrogation against the other party to this lease and their members,

managers, directors, officers, agents, employees, successors, sublessees and assigns.

     21. SUBORDINATION TO MORTGAGES Upon Landlord's request, Tenant shall sign,
         --------------------------
acknowledge and deliver to Landlord Tenant's standard form Subordination,

Non-Disturbance and Attornment Agreement (hereinafter referred to as "SN}JA") or another commerically reasonable SNDA form substantially in the form attached hereto as Exhibit D - SNDA that may be mutually agreed upon by Landlord,

Landlord's mortgagee and Tenant. Such agreement shall provide that this lease shall be subordinated to the lien of the mortgage or deed of trust (hereinafter called "Mortgage") which Landlord is placing on the demised premises, but that

Tenant's rights under this lease shall not be disturbed, impaired or diminished,

its tenancy shall not be disturbed or affected by any default under the

Mortgage and in the event of foreclosure, this lease shall continue in full force and effect, and Tenant's rights, including any rights to extend the term as provided herein, shall survive. Landlord agrees to provide to Tenant within ninety (90) days after the date of this lease such agreements from all present

Mortgagees and Tenant agrees to cooperate in good faith with Landlord's mortgagee to complete such agreements.

     22. HOLDING OVER. If Tenant remains in possession after the expiration of
         ------------
the term of this lease, Tenant shall occupy the demised premises as a Tenant from month-to-month, but both Landlord and Tenant shall otherwise be subject to all of the provisions of this lease applicable during the last year of the lease term; provided, however, if Tenant fails to surrender and vacate the demised premises within thirty days after Tenant's receipt of written notice to vacate from Landlord, Tenant shall pay monthly, as liquidated damages, an amount equal to one hundred thirty-five percent (135%) of the monthly fixed rental payment due for the last month of the lease term immediately preceding said holding over, for as long as Tenant remains in possession of the demised premises.

     23. NOTICES All notices provided for in this lease shall be in writing and
         -------
unless otherwise stated shall be deemed to have been given when addressed as set forth below and (1) deposited in the United States mail sent via Certified Mail,

Return Receipt Requested, and any notice sent in this manner shall be deemed given even if the party to whom such notice is sent refuses to accept delivery,

or (ii) sent by commercial overnight national delivery service capable of providing written proof of delivery:


As                                    to Landlord THE MOODY GROUP, LLC 6863
                                      Glenlake Parkway, SE, Suite E Atlanta, GA
                                      30328
With copy to:                         Gregory G. Schultz, Esq.
                                      Gambrell & Stolz, LLP
                                      SunTrust Plaza, Ste 4300
                                      Atlanta, GA 30308
As to Tenant
For U.S. Mail                         Lease Administration Department
                                      FAMILY DOLLAR STORES OF GEORGIA, INC.
                                      Post Office Box 1017
                                      Charlotte, North Carolina 28201-1017
-or-

   For Overnight                    Lease Administration Department
     Delivery                       FAMILY DOLLAR
                                    STORES OF GEORGIA, INC.
                                    10401 Old Monroe Road
                                    Matthews, North Carolina 28105


     Either Landlord or Tenant may change the address to which notices are to be sent by giving notice to the other party of such change of address as provided in this Paragraph. All payments of rents shall be mailed to the

Landlord at the address designated above. Tenant shall not be obligated to pay rent to any person or entity other than Landlord until Tenant receives a written statement signed by Landlord and reasonably acceptable to Tenant designating the person or entity to receive rent, and if applicable, providing notice of the transfer of the Landlord's interest in the demised premises.

     24. RECORDING Landlord agrees to execute a Memorandum of this lease
         ---------
acceptable to Tenant which Tenant may record, at its expense, in the appropriate office for the recordation of real estate conveyances for the county or other jurisdiction in which the demised premises are located. Landlord shall furnish an accurate legal description of the demised premises if needed to record the

Memorandum and Landlord shall execute and deliver to Tenant any other affidavits, statements or documents needed to record the Memorandum.

     25. QUIET ENJOYMENT Landlord covenants and warrants that Tenant shall have
         ---------------
and enjoy during the term of this lease the quiet and undisturbed possession of the demised premises together with all appurtenances appertaining thereto. Rents and other charges due under this lease shall abate during any period of time

Tenant is deprived of the use of the demised premises.

     26. COMPLIANCE WITH LAWS Landlord shall, at Landlord's sole expense, comply
         --------------------
with all requirements of all county, municipal, state and federal laws and regulations, now in force, or which may
hereafter be in force, which pertain to (1) any environmental condition of the demised premises, including without limitation asbestos, radon and hazardous substances, which is in existence on the date of this lease or which comes into existence after the date of this lease due to the acts of persons other than

Tenant, its agents or employees, and (ii) any other physical condition of the demised premises which pertain to those portions of the demised premises that

Landlord is obligated to maintain and repair pursuant to Paragraph 12. Also, if a sprinkler system must be installed in the demised premises, Landlord shall perform the work at its expense, and Landlord shall be responsible to maintain,

modify and monitor such systems.

     Tenant shall, at Tenant's sole expense, comply with all of the requirements of all county, municipal, state and federal laws and regulations now in force,

or which may hereafter be in force, which pertain to the operation of Tenant's business in the demised premises (including, without limitation, Tenant's handling, storage, transportation, use and disposal of toxic or hazardous or flammable materials) or which pertain to any physical condition (other than the presence of asbestos or other hazardous material) of those areas of the demised premises which Tenant is obligated to maintain and repair pursuant to Paragraph

12.

     27. PARAGRAPH HEADINGS ETC. The numbered sections of this lease are
         -----------------------
referred to as Paragraphs, and the phrase "this Paragraph" shall mean the entire numbered Paragraph and not just a grammatical paragraph contained within-a numbered Paragraph. The Paragraph headings throughout this lease are for convenience and reference only, and words contained therein shall in no way be held to explain, modify, amplify, or aid in the interpretation, construction or meaning of the provisions of this lease. If any provision of this lease is held to be invalid or unenforceable, the
remainder of this lease shall not be affected, and all other provisions shall be valid and enforceable to the fullest extent permitted by law. If any words are stricken from this lease, whether such words are preprinted, typewritten or handwritten, no inferences shall be drawn as to the parties' intent in striking the deleted words and this lease and the parties' intent shall be interpreted as if the stricken words had never appeared. This lease is a negotiated agreement in which Landlord and Tenant have had equal power in determining its terms, and

Landlord and Tenant agree that any rule of construction that a document is to be construed against the party who prepared it shall not be applied. The term

"lease year" shall mean the calendar year and shall always end on December 31.

     28. FACSIMILE SIGNATURES When this lease is signed by Landlord or Tenant,
         --------------------
Landlord or Tenant may deliver this lease to the other party via electronic facsimile ("fax") or other electronic means. o Facsimile or electronic signatures shall be as valid and binding upon the parties as are original ink signatures. If a party (referred to in the remainder of this Paragraph as the

"Sender", whether Landlord or Tenant) who receives a signed lease from the other

(whether such signed lease is an original document or an electronic facsimile)

signs this lease and returns via fax or other electronic means only the signature page of this lease to the other party (referred to in the remainder of this Paragraph as the "Receiver"), then the sending of the signature page shall constitute a declaration by the Sender that this lease has been signed in the form and content received by the Sender without modification unless the Sender simultaneously notifies the Receiver that the Sender has made revisions to this lease and sends the revised pages or a letter describing the revisions along with the signature page. The facsimile or electronic signature shall not be deemed binding upon the parties if the Receiver notifies the Sender that the

Receiver rejects any part of or all of the revisions made to this lease by the

Sender. Without in any way affecting the validity or finality of this lease, the

Receiver of a facsimile lease or signature page may request that the Sender sign and return one or more original ink counterparts of this lease with the Sender's signature notarized and witnessed, or attested if applicable, and the Sender shall promptly comply with the request.

     29. CONFIDENTIALITY OF LEASE TERMS AND SALES INFORMATION Landlord agrees
         ----------------------------------------------------
that all terms of this lease as well as any information provided to Landlord pertaining to Tenant's gross sales shall remain confidential and shall not be divulged by Landlord without the written consent of Tenant to anyone other than

Landlord's mortgagees or prospective mortgagees and to bona fide prospective purchasers of the demised premises.

     30. LEASE BINDING ON HEIRS All covenants and agreements of this lease shall
         ----------------------
extend to and be binding upon the heirs, devisees, executors, administrators,

successors in interest, and assigns of both Landlord and Tenant.

     31. RIGHT OF ACCESS Upon reasonable notice. Tenant will permit Landlord,
         ---------------
its agents, employees and contractors to enter the demised premises during normal business hours to inspect the same, to perform necessary maintenance or repairs, to enforce or carry out any provision of this lease, and to show the demised premises to prospective lenders and bona fide purchasers. Any such activities by Landlord shall be performed in a manner which will minimize any interruption of Tenant's business. Landlord shall not place any "For Rent", "To

Let', "For Sale" or similar notice on the demised premises, and any such sign placed in the common areas shall not indicate that the demised premises are available for rent other than by reference to size of the demised premises.

     32. USUFRUCT This lease shall create the relationship of Landlord and

Tenant between Landlord and Tenant. Tenant shall only have a usufruct that is not subject to levy or sale.

     33. EXCULPATION Notwithstanding anything in this lease to the contrary,

Landlord shall not be responsible or liable to Tenant for any loss or damage resulting to Tenant or its property from bursting, stoppage or leaking of water,

gas, sewer or steam pipes or for any damage caused by water leakage, or loss of property within the demised premises from any cause whatsoever except Landlord's negligence or willful acts.

     34. ESTOPPEL LETTERS Landlord and Tenant agree, from time to time at reasonable intervals, within thirty (30) days after written request by the other party, to execute and deliver to the other party a statement certifying to any existing or prospective mortgagee, purchaser or assignee, that this lease is in full force and effect, that this lease has not been assigned, modified,

supplemented or amended in any way, that Tenant is in possession of the demised premises and that to the best knowledge of the certifying party the other party is not in default, or properly stating the facts if any of such certifications would not be factual, and stating the date through which fixed rent has been paid, the expiration date of the then current term, and the number of remaining options to extend.

     35. ENTIRE AGREEMENT This lease constitutes the entire agreement between

Landlord and Tenant and all understandings and agreements between Landlord and

Tenant are merged in this lease. This lease may not be modified, amended or supplemented except by an agreement in writing signed by Landlord and Tenant.

     IN WITNESS WHEREOF, Landlord and Tenant have caused this lease to be duly executed and sealed, as of the day and year first above written.

                                  LANDLORD
       Witness:                   THE MOODY GROUP, LLC             (SEAL)



     ///signed///                 ///signed///
   ----------------               --------------------------------
     Notary Public                By Don B. Moody, Managing Member


                                  TENANT
                                  FAMILY DOLLAR STORES OF GEORGIA, INC.

                                  ///signed///
                                  --------------------
                                  By  Clay Teter
                                      Vice President



       Witness:                     ATTEST:

     ///signed///                 ///signed///
   ----------------               --------------------------------
     Notary Public                Thomas E. Schoenheit
                                  Assistant Secretary